                                    FORM T-1

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                            STATEMENT OF ELIGIBILITY
                    UNDER THE TRUST INDENTURE ACT OF 1939 OF
                   A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                               ------------------

                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                            SECTION 305(B)(2) _______

                               ------------------

                     UNITED STATES TRUST COMPANY OF NEW YORK
               (Exact name of trustee as specified in its charter)

            New York                                          13-3818954
 (Jurisdiction of incorporation                            (I.R.S. employer
 if not a U.S. national bank)                            identification No.)

      114 West 47th Street                                    10036-1532
          New York, NY                                        (Zip Code)
     (Address of principal
      executive offices)

                               ------------------

                           Penhall International Corp.
               (Exact name of obligor as specified in its charter)

          Arizona                                          86-0634394
(State or other jurisdiction of                         (I.R.S. employer
 incorporation or organization)                        identification No.)

    1801 Penhall Way
     P. O. Box 4609                                          92803
      Anaheim, CA                                        (Zip Code)
(Address of principal executive offices)


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                               ------------------

                              Penhall Rental Corp.
             (Exact name of registrant as specified in its charter)

          California                                         33-0286366
(State or other jurisdiction of                            (I.R.S. employer
 incorporation or organization)                           identification No.)

      1801 Penhall Way
       P. O. Box 4609                                          92803
        Anaheim, CA                                        (Zip Code)
(Address of principal executive offices)

                               ------------------

                                 Penhall Company
             (Exact name of registrant as specified in its charter)

          California                                         33-0349226
(State or other jurisdiction of                            (I.R.S. employer
 incorporation or organization)                           identification No.)

      1801 Penhall Way
       P. O. Box 4609                                          92803
         Anaheim, CA                                        (Zip Code)
 (Address of principal executive offices)

                               ------------------
                            12% Senior Notes due 2006
                       (Title of the indenture securities)

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                                     GENERAL

1.   General Information
     -------------------

     Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

             Federal Reserve Bank of New York (2nd District), New York, New York
                  (Board of Governors of the Federal Reserve System)
             Federal Deposit Insurance Corporation, Washington, D.C.
             New York State Banking Department, Albany, New York

     (b)Whether it is authorized to exercise corporate trust powers.

             The trustee is authorized to exercise corporate trust powers.

2.   Affiliations with the Obligor
     -----------------------------

     If the obligor is an affiliate of the trustee, describe each such affiliation.

             None

3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15:

     Penhall International Corp., Penhall Rental Corp., and Penhall Company currently are not in default under any of its outstanding securities for which United States Trust Company of New York is Trustee. Accordingly, responses to Items 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15 of Form
     T-1 are not required under General Instruction B.

16.  List of Exhibits
     ----------------

     T-1.1        --       Organization Certificate, as amended, issued by
                           the State of New York Banking Department to transact
                           business as a Trust Company, is incorporated by
                           reference to Exhibit T-1.1 to Form T-1 filed on
                           September 15, 1995 with the Commission pursuant to
                           the Trust Indenture Act of 1939, as amended by the
                           Trust Indenture Reform Act of 1990 (Registration No.
                           33-97056).

     T-1.2        --      Included in Exhibit T-1.1.

     T-1.3        --       Included in Exhibit T-1.1.

16.  List of Exhibits
     ----------------
     (cont'd)

     T-1.4        --       The By-Laws of United States Trust Company of New
                           York, as amended, is incorporated by reference to
                           Exhibit T-1.4 to Form T-1 filed on September 15, 1995
                           with the Commission pursuant to the Trust Indenture
                           Act of 1939, as amended by the Trust Indenture Reform
                           Act of 1990 (Registration No. 33-97056).

     T-1.6        --       The consent of the trustee required by Section
                           321(b) of the Trust Indenture Act of 1939, as amended
                           by the Trust Indenture Reform Act of 1990.

     T-1.7        --       A copy of the latest report of condition of the
                           trustee pursuant to law or the requirements of its
                           supervising or examining authority.

NOTE
----

As of September 23, 1998 the trustee had 2,999,020 shares of Common Stock outstanding, all of which are owned by its parent company, U.S. Trust Corporation. The term "trustee" in Item 2, refers to each of United States Trust Company of New York and its parent company, U. S. Trust Corporation.

In answering Item 2 in this statement of eligibility as to matters peculiarly within the knowledge of the obligor or its directors, the trustee has relied upon information furnished to it by the obligor and will rely on information to be furnished by the obligor and the trustee disclaims responsibility for the accuracy or completeness of such information.

                               ------------------
Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, United States Trust Company of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 23rd day of September, 1998.

UNITED STATES TRUST COMPANY
         OF NEW YORK, Trustee

By:      /s/ Christine C. Collins
         -----------------------------
         Christine C. Collins
         Assistant Vice President


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                                                                   Exhibit T-1.6
                                                                   -------------

        The consent of the trustee required by Section 321(b) of the Act.

                     United States Trust Company of New York
                              114 West 47th Street
                               New York, NY 10036



September 1, 1995



Securities and Exchange Commission
450 5th Street, N.W.
Washington, DC  20549


Gentlemen:


Pursuant to the provisions of Section 321(b) of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, and subject to the limitations set forth therein, United States Trust Company of New York ("U.S. Trust") hereby consents that reports of examinations of U.S. Trust by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.


Very truly yours,


UNITED STATES TRUST COMPANY
         OF NEW YORK

By:      /s/ Gerard F. Ganey
         -----------------------------
         Gerard F. Ganey
         Senior Vice President


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                                                                   EXHIBIT T-1.7

                     UNITED STATES TRUST COMPANY OF NEW YORK
                       CONSOLIDATED STATEMENT OF CONDITION
                                  JUNE 30, 1998
                                  -------------
                                ($ IN THOUSANDS)

ASSETS
------

Cash and Due from Banks                                                                  $     99,322

Short-Term Investments                                                                        171,315

Securities, Available for Sale                                                                626,426

Loans    1,857,795

Less:  Allowance for Credit Losses                                                             16,708
                                                                                         ------------
      Net Loans                                                                             1,841,087
Premises and Equipment                                                                         59,304
Other Assets                                                                                  122,476
                                                                                         ------------
      Total Assets                                                                         $2,919,930
                                                                                         ------------

LIABILITIES
-----------
Deposits:

      Non-Interest Bearing                                                               $    648,072
      Interest Bearing                                                                      1,646,049
                                                                                         ------------
         Total Deposits                                                                     2,294,121

Short-Term Credit Facilities                                                                  306,807
Accounts Payable and Accrued Liabilities                                                      144,419
                                                                                         ------------
      Total Liabilities                                                                    $2,745,347
                                                                                         ------------
STOCKHOLDER'S EQUITY
--------------------
Common Stock   14,995

Capital Surplus                                                                                49,541
Retained Earnings                                                                             107,703
Unrealized Gains on Securities
     Available for Sale (Net of Taxes)                                                          2,344
                                                                                         ------------

Total Stockholder's Equity                                                                    174,583
                                                                                         ------------
    Total Liabilities and

     Stockholder's Equity                                                                  $2,919,930
                                                                                         ------------

I, Richard E. Brinkmann, Senior Vice President & Comptroller of the named bank do hereby declare that this Statement of Condition has been prepared in conformance with the instructions issued by the appropriate regulatory authority and is true to the best of my knowledge and belief.

Richard E. Brinkmann, SVP & Controller

July 31, 1998